EXHIBIT 10.14

SUBLEASE

1.             Parties.  This Sublease (“Sublease”), dated November 3, 2003 is made by and between REMEC, Inc., a California corporation (“Sublessor”) and Digirad Corporation, a Delaware corporation (“Sublessee”), (collectively the “Parties”, or individually a “Party”).

2.             Premises.  Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, for the term, at the rent, and upon all of the terms, covenants and conditions set forth in this Sublease, that certain real property, including all improvements therein, commonly known by the street address of 13950 Stowe Drive, Poway located in the County of San Diego, State of California and generally described as an approximately 70,244 square-foot freestanding research and manufacturing facility also known as Stowe Corporate Center, and more fully described on Exhibit A hereto (the “Premises”).

3.             Term.  The term of this Sublease (“Sublease Term”) shall be for a period commencing upon the date that Sublessor tenders possession of the Premises to Sublessee, which date is set forth in Section 1 hereof (“Commencement Date”) and ending on February 28, 2010 (“Expiration Date”) unless sooner terminated pursuant to the provisions hereof.

3.1           Sublessee Compliance.  Notwithstanding any provision herein to the contrary, Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee executes this Sublease, pays Sublessor the Base Rent for July 2004, delivers to Sublessor the Letter of Credit as set forth in Paragraph 5, and provides Sublessor with evidence of insurance as required by Paragraph 8.5 of the Master Lease as modified by Paragraph 3.4 of this Sublease.

3.2           Early Occupancy Period.  “Early Occupancy Period” is defined as the period beginning on the Commencement Date and ending on June 30, 2004.  During the Early Occupancy Period, Sublessee shall not be responsible for Base Rent, but shall be responsible for all Operating Expenses, except for the costs of (a) property taxes on the Premises and (b) the cost to maintain the property insurance on the Premises required by Paragraph 8.3 of the Master Lease.  Except as otherwise specifically agreed herein, Operating Expenses shall be prorated upon the expiration of the Early Occupancy Period with the Sublessor being liable for all sums incurred prior to the Early Occupancy Period, and the Sublessee being liable for all sums incurred subsequent to the expiration of the Early Occupancy Period; provided that if any of the aforesaid prorations cannot be calculated accurately as of the expiration of the Early Occupancy Period, then the same shall be calculated as soon as reasonably practicable and either party owing the other party a sum of money based such subsequent calculation shall promptly pay said sums to the other party.

4.             Rent.

4.1           Base Rent.  Sublessee shall pay to Sublessor as Base Rent for the

4.2           Premises, the monthly payments set forth in the following Base Rent Schedule, in advance on the first day of each month.  Notwithstanding the foregoing, Sublessee shall pay to Sublessor upon execution of this Sublease the Base Rent for the first full month that

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Rent is due in the sum of Seventeen Thousand Seven Hundred Fifty-Two and 89/100 Dollars ($17,752.89).  The Base Rent Schedule is as follows:

July through December, 2004:	$17,752.89
January through December, 2005	$36,140.54
January through December, 2006:	$37,947.56
January through December, 2007:	$39,844.94
January through December, 2008:	$41,837.19
January through December, 2009:	$43,929.05
January through February, 2010:	$46,125.50

4.3           Operating Expenses and Utilities.  After expiration of the Early Occupancy Period, Sublessee shall directly pay for all expenses on the Premises, including but not limited to taxes, insurance, maintenance and utilities (including, but not limited to, the cost of initiating San Diego Gas & Electric Company service) (“Operating Expenses”), throughout the term of the Sublease.  Sublessee shall be exclusively responsible for contracting for its own vendors for all maintenance and any janitorial service on the Premises.  This includes but is not limited to an HVAC maintenance contract and parking lot maintenance/repair.  Sublessee shall maintain the entire Premises in accordance with Paragraph 7.1 of the Master Lease, with the sole exceptions that Sublessor, at its own cost and expense, shall maintain and repair the building foundation, and the structural portions of the roof, to the extent that such structural portions of the roof are not affected by Sublessee’s Alterations or Trade Fixtures.  Sublessor’s obligation hereunder to repair and maintain is subject to the condition precedent that Sublessor shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance.  Sublessee shall promptly report in writing to Sublessor any defective condition known to it which Sublessor is required to repair.

4.4           Rent Defined.  All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”).  Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

5.             Security Deposit.  On or before the Commencement Date, Sublessee, at its sole cost and expense, shall deposit with Sublessor a clean, irrevocable and unconditional standby letter of credit in a form acceptable to Sublessor in its reasonable discretion (“Letter of Credit”) issued by a bank approved by Sublessor in its reasonable judgment (hereinafter referred to as the “Bank”) in favor of Sublessor, in the amount of One Hundred Twenty Thousand Dollars ($120,000) (“Security Deposit”) as security for the faithful performance and observance by Sublessee of the terms, conditions and provisions of this Sublease, including without limitation the surrender of possession of the Premises to Sublessor as herein provided.  The Letter of Credit shall have a term which expires no sooner than the Expiration Date, or Sublessee may deliver a Letter of Credit with a one (1) year term which by its terms automatically, for the remainder of the Sublease Term, renews for successive one (1) year periods unless the Bank provides no less than thirty (30) days written notice to Sublessor that such Letter of Credit shall not be renewed, in which event Sublessor shall have the right to draw down the entire amount of the Letter of Credit unless Sublessee substitutes, not less than ten days prior to the expiration of such Letter of Credit, a new Letter of Credit which meets the requirements of this Paragraph 5.  On the first day

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of the twenty-fourth (24th) month of the Sublease Term, provided Sublessee is not then in default under the terms of this Lease, such Letter of Credit shall be reduced in half (1/2) to Sixty Thousand Dollars ($60,000) (Sublessee shall provide Sublessor with a new Letter of Credit in such amount, and upon receipt, Sublessor shall return the $120,000 Letter of Credit to Sublessee or Bank, as directed by Sublessee).  If Sublessee fails to pay Rent or otherwise defaults under this Sublease, Sublessor may draw upon all or any portion of the Letter of Credit for the payment of any amount then due Sublessor or to reimburse or compensate Sublessor for any liability, cost, expense, loss or damage (including attorney’s fees) which Sublessor may suffer or incur by reason thereof (including without limitation any requirement that Sublessor repay any amounts previously paid by Sublessee to Sublessor because such amounts are determined to be preferential transfers under applicable bankruptcy law).  The use or application of the Letter of Credit or any portion thereof shall not prevent Sublessor from exercising any other right or remedy provided under this Sublease and shall not be construed as liquidated damages.  Sublessee shall on demand pay Sublessor the amount so used or applied or restore the Security Deposit to the amount required by this Paragraph 5.  Sublessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts.  Sublessor shall, within fifteen (15) days after the expiration or earlier termination of this Sublease and after Sublessee has vacated the Premises, return to Sublessee that portion of the Security Deposit not used or applied by Sublessor.  No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Sublessee under this Sublease, except as provided herein.  Notwithstanding anything to the contrary contained in this Sublease, in the event Sublessor files for bankruptcy (voluntarily or involuntarily) or makes a general assignment for the benefit of creditors, the Security Deposit shall not be considered part of the assets of Sublessor and shall be immediately returned to Sublessee.

6.             Use.

6.1           Agreed Use.  The Premises shall be used and occupied only for office, manufacturing, warehouse, assembly and research and development, as permitted under existing zoning and for no other purpose.

6.2           Acceptance of Premises.

(a)           Sublessee acknowledges that:

(i)            Sublessee has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Sublessee’s intended use,

(ii)           Except as Sublessor has warranted pursuant to Paragraph 13 herein, Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to the suitability of the Premises for Sublessee’s intended use, and

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(iii)          Neither Sublessor, Sublessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.

(b)           Sublessor acknowledges that:

(i)            Brokers have made no representations, promises or warranties concerning Sublessee’s ability to honor the Sublease or its suitability to occupy the Premises, and

(ii)           it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of Sublessee.

7.             Master Lease.

7.1           Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the “Master Lease”, wherein Bill and Judi Young, jointly, are the Lessor, hereinafter as the “Lessor”.

7.2           This Sublease is and shall be at all times subject and subordinate to all of the terms and conditions of the Master Lease, except as specifically excluded herein and agreed in the Lessor’s consent to this Sublease (hereinafter the “Lessor Consent Agreement”), attached hereto as Exhibit C.

7.3           The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall include the terms and conditions of the Master Lease except for the following provisions of the Master Lease which are expressly excluded from this Sublease:

Lease:  Paragraphs:  1, 2.2, 2.5, 3, 5, 8.8, 13.4, 15, 18, 23, 31, 37, 38, 39, 44.

Addendum:  Paragraphs 1, 2, 4, 5, 6, 7, 8, 15.

Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” is used (except Paragraph 7.4, see Paragraph 17 of this Sublease) it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” is used it shall be deemed to mean the Sublessee herein.  Capitalized terms used herein shall have the meaning given in the Master Lease, to the extent not defined in this Sublease.

7.4           During the term of this Sublease and for all periods subsequent thereto for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Lessor, each and every obligation of Sublessor under the Master Lease except for the paragraphs which are excluded from this Sublease pursuant to Paragraph 7.3 of this Sublease.

7.5           Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor.

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7.6           Neither Sublessor nor Sublessee shall do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease to be terminated or forfeited by virtue of any risks of termination or forfeiture reserved by or vested in Lessor.

8.             Consent of Lessor

8.1           In the event that the Master Lease requires that Sublessor obtain the consent of Lessor to any subletting by Sublessor then this Sublease shall not be effective unless, within 10 days of the date hereof, Lessor, Sublessor and Sublessee enter into the Lessor Consent Agreement.  Sublessor shall be responsible for and pay any costs and expenses required by the Master Lease to be paid as a condition to Lessor’s consent.

8.2           In the event that Lessor does execute the Lessor Consent Agreement, then:

(a)           Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b)           The acceptance by Lessor of rent from Sublessee or anyone liable under the Master Lease shall not be deemed a waiver by Lessor of any provisions of the Master Lease.

(c)           The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d)           In the event of any Default of Sublessor under the Master Lease, Lessor may proceed directly against Sublessor, or anyone else liable under the Master Lease without first exhausting Lessor’s remedies against any other person or entity liable thereon to Lessor.

(e)           After the Sublease is executed and consented to, Sublessor shall not modify, amend or terminate the Master Lease without Sublessee’s consent except as allowed by the Master Lease.

8.3           Consent to the Sublease shall also be subject to Sublessor obtaining a Nondisturbance Agreement from Lessor, protecting the terms of the Sublease in the event of Sublessor’s default under the Master Lease, and Sublessee executing a Subordination and Tenant Estoppel Agreement.

9.             Real Estate Commissions.  Sublessor shall pay to David B. Marino of The Irving Hughes Group and Larry Jackel of CB Richard Ellis, Inc., each licensed real estate brokers retained exclusively by Sublessee and Sublessor, respectively, the real estate commissions set forth hereinafter for brokerage services rendered in this transaction.  Sublessor agrees to pay commissions of four percent (4%) of the total Base Rent of the Sublease through December 2008 and two percent (2%) of the total Base Rent of the Sublease over the remaining fourteen (14) months to The Irving Hughes Group, and commissions of three percent (3%) of the Base Rent of

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the Sublease through December 2008 and one and one-half percent (1.5%) of the Base Rent of the Sublease for the remaining fourteen (14) months to CB Richard Ellis, Inc.  Said commissions are due and payable to The Irving Hughes Group one-half (½) on February 2, 2004 and one-half (½) on July 1, 2004; and to CB Richard Ellis, Inc.  on July 1, 2004.  Each party warrants to the other that there are no brokerage commissions or fees payable in connection with this Sublease except to the brokers set forth in this Paragraph 9.  Each Party further agrees to indemnify and hold the other Party harmless from any cost, liability and expense (including attorney’s fees) that the other Party may incur as the result of any breach of this Paragraph 9.

10.           Tenant Improvements.

10.1         Sublessor shall provide Sublessee with an allowance of One Hundred Thousand Dollars ($100,000) to be used for Sublessee’s Tenant Improvements, move to the Premises, and fixturization of the Premises.  Said allowance shall be granted as a credit against the Base Rent due for the months of July through December 2004, and is reflected in the Rent Schedule, and is further subject to Sublessee’s performance of its obligations under this Sublease.

10.2         Sublessor hereby consents to Sublessee’s construction of the improvements set forth in Exhibit D (“Tenant Improvements”), and waives, for Sublessor alone, any bond requirements for these Tenant Improvements, without prejudice to the rights of the Lessor under the Master Lease.  Sublessee shall construct the Tenant Improvements pursuant to the terms of all applicable provisions of the Master Lease.  Sublessor and Sublessee hereby agree that consent to the construction of the Tenant Improvements shall be a condition to the effectiveness of this Sublease and shall be included as part of Lessor’s consent to this Sublease, provided that, Sublessee shall obtain Lessor’s approval of the plans and specifications of the Tenant Improvements prior to commencement of the work.

11.           Furniture.  Sublessee may use the furniture that is being stored in the Premises’ warehouse (inventory attached to this Sublease as Exhibit E) free of charge during the Sublease Term.  In the event of an uncured default of Sublessee under the Sublease, such furniture shall be surrendered to Sublessor.  Sublessee shall accept such furniture in its “as is” condition.  Sublessee shall return all furniture to Sublessor at the end of the Sublease Term, reasonable wear and tear excepted.  A furniture security deposit of five thousand dollars ($5,000) shall be deposited with Sublessor as of mutual execution of the Sublease.

12.           Signage.  Sublessee shall be granted all building-top and monument sign rights in a mutually agreed-upon location in accordance with the Master Lease.  Sublessee shall pay for all costs relating to the design, fabrication, installation, permitting, maintaining and removal of said signage.  All signage shall be reasonably consented to by Lessor and Sublessor and shall comply with all applicable codes, ordinances and regulations.  Sublessor shall be responsible for removing its existing sign age affixed to the building at its sole cost and expense and agrees to repair any damage occasioned by such removal.

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13.           Sublessor’s Representations.

13.1         Notwithstanding anything to the contrary contained in this Sublease, Sublessor represents and warrants to Sublessee, as of the Commencement Date, that (i) attached as Exhibit B is a true and correct copy of the entire Master Lease and all amendments thereto; (ii) that the Master Lease is in full force and effect and that there have been no modifications or amendments thereto other than as attached; (iii) no default exists on the part of any party to the Master Lease as of the Commencement Date; (iv) to the best of Sublessor’s knowledge, neither Sublessor nor its employees, agents, contractors or invitees have introduced to the Premises any asbestos, or any other hazardous materials or toxic substances, as defined in the Master Lease; and (v) the Premises do not violate any applicable statutes, building codes, regulations ordinances, or the Americans with Disabilities Act of 1990.  Said warranties do not apply to the use to which Sublessee will put the Premises or to any Alterations or Utility Installations to be made by Sublessee, including Sublessee’s Tenant Improvements set forth in Exhibit D.  Notwithstanding anything to the contrary contained in this Sublease, Sublessor further warrants to Sublessee that Sublessor shall deliver the Premises to Sublessee on the Commencement Date professionally cleaned and free of debris, and with the roof, air-conditioning and heating systems, electrical, plumbing, interior sprinklers, all doors and interior lighting in good working order.  If a non-compliance with said warranty exists as of the Commencement Date, Sublessor shall promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Sublessor’s expense.  If Sublessee does not give Sublessor written notice of non-compliance with this warranty within nine (9) months after the Commencement Date, correction of that non-compliance shall be the obligation of Sublessee at Sublessee’s sole cost and expense.

13.2         Sublessee is responsible for determining whether or not the zoning is appropriate for Sublessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed.  If the Premises do not comply with Sublessor’s warranties, the rights and obligations of Sublessor and Sublessee shall be as provided in Paragraph 2.3 of the Master Lease, except as modified herein.

14.           Hazardous Substances.

14.1         Notwithstanding anything to the contrary contained in the terms and provisions of this Sublease or the Master Lease, as incorporated herein, Sublessor hereby consents to Sublessee storing and using on the Premises radioactive materials used by Sublessee in its nuclear imaging procedures.  Sublessor and Sublessee hereby agree that as part of Master Lessor’s consent to this Sublease and as a condition to the effectiveness of this Sublease, Master Lessor shall also consent to Sublessee’s storage and usage on the Premises of radioactive materials used by Sublessee in its nuclear imaging procedures.  Such consent shall not waive compliance with any obligation imposed by Paragraph 6 of the Master Lease.

15.           Late Charge.  In the event Sublessee fails to pay any installment of Base Rent, or other charges within seven (7) days after the same are due, or fails to make any other payment for which Sublessee is obligated under this Sublease or the Master Lease, then Sublessee shall pay to Sublessor a late charge equal to five percent (5%) of the amount so payable to compensate Sublessor for the extra costs incurred as a result of such late payment.  Notwithstanding the

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foregoing and anything to the contrary in this Sublease, in the event that Sublessee’s failure to pay Base Rent or other charges due under this Sublease causes Sublessor to pay late charges to Master Lessor, Sublessee shall pay Sublessor such late charges in place of the late charges set forth hereinabove.

16.           Termination.

16.1         Termination of Sublease.  Notwithstanding anything to the contrary in the Master Lease, if this Sublease terminates as a result of a default of one of the parties under this Sublease or the Master Lease, the defaulting party shall be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of the termination.  Notwithstanding the above, if Sublessor defaults under the Master Lease or otherwise, Sublessee shall have the right, but not the obligation, to remedy such default on Sublessor’s behalf.  Sublessor shall, within fifteen (15) days after deliver by Sublessee to Sublessor of statements therefor, pay to Sublessee the sums equal to expenditures reasonably made and obligations incurred by Sublessee in remedying Sublessor’s defaults pursuant to this Paragraph 16.1, together with interest at the maximum rate allowed by statute.

16.2         Termination of Master Lease.  If the Master Lease is terminated for any reason that requires Sublessee to assume the terms of the Master Lease and attorn to the Lessor, Sublessor shall indemnify and hold Sublessee harmless from any and all damages (including but not limited to attorneys’ fees reasonably incurred) suffered by Sublessee as a result of Sublessor’s assumption of the Master Lease.

17.           Surrender and Removal of Personal Property.  All articles of personal property, and all Trade Fixtures (as defined in the Master Lease), machinery and equipment, cabinet work, furniture and movable partitions, if any, owned or installed by Sublessee at its expense in the Premises shall be and remain the property of Sublessee and may be removed by Sublessee at any time, provided that Sublessee, at its expense, shall repair any damage to the Premises caused by such removal.  Sublessee shall have no obligation, under the terms of this Sublease or the Master Lease, to restore the Premises to their original condition as of the commencement date of the Master Lease.  The parties hereby acknowledge that prior to the commencement date of the Sublease, portions of the Premises were damaged by flood (“Flood Damage”).  The parties hereby acknowledge and agree that Sublessee’s only obligation to surrender the Premises to Sublessor (or Landlord, if applicable) on the expiration or termination date of this Sublease is to surrender the Premises in as good condition as received on the Commencement Date, wear and tear, casualty and condemnation excepted, and that Sublessee shall have no obligation to repair or remediate the Flood Damage or surrender the Premises on the termination or expiration of the Sublease with the Flood Damage repaired or remediated.  Paragraph 7.4 of the Master Lease is modified such that “Lessor” shall exclude Sublessor, and the obligation to return the Premises in good operating order, condition and state of repair shall be further subject to casualty and condemnation.

18.           Assignment and Subletting.

18.1         Sublessee shall have the right without consent of Sublessor but with prior written notice to Sublessor to assign this Sublease or to sublet all or a portion of the Premises to

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a person or entity which is an Affiliate of Sublessee or which results (whether through operation of law or otherwise) from a merger or consolidation with Sublessee, or to any person or entity which acquires all the assets of Sublessee as a going concern in the business that is being conducted on the Premises (a “Permitted Transfer”), provided such entity (a “Permitted Transferee”), in the case of an assignment, assumes all the obligations of Sublessee under the Lease.  For purposes hereof, “Affiliate” shall mean any person, entity, firm or corporation which shall be controlled by, under the control of, or under common control with Sublessee, and “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, entity, firm or corporation, whether through the ownership of voting securities, by contract or otherwise.  In the event Sublessee is a publicly traded corporation, the sale of stock alone shall not be deemed to constitute an assignment or transfer of this Sublease.  Irrespective of any such assignment, Sublessee shall remain liable for the full and faithful performance of each and every covenant to be performed by Sublessee.

18.2         Except in connection with a Permitted Transfer, in the event that Sublessee seeks to make any assignment/sublease for more than seventy (70%) percent of the Premises, Sublessor shall have the right to terminate this Sublease in its entirety, in lieu of accepting or denying the requested assignment/sublease.  In the event Sublessor elects to so terminate this Sublease, then the Sublease shall so terminate in its entirety fifteen (15) days after Sublessor has notified Sublessee in writing of such election.  Upon such termination, Sublessee shall be released from any further obligation under this Sublease if it is terminated in its entirety.  Sublessor and Sublessee shall execute a cancellation and release with respect to the Lease to effect such termination.

18.3         Except with respect to a Permitted Transfer, if Sublessor approves an assignment or subletting as herein provided, Sublessee shall pay to Sublessor, as Additional Rent, seventy (70%) percent of the excess, if any, of (1) the rent and any additional rent payable by the assignee or sublessee to Sublessee, less any leasing commissions, tenant improvement costs or allowances, if any, incurred by Sublessee in connection with such assignment or sublease; minus (2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease.

18.4         Paragraph 17 of the Master Lease is amended to provide that upon an assignment by Sublessor of its interest in this Sublease, Sublessor shall remain liable for any default under this Sublease occurring prior to any such assignment, and any assignee shall assume all obligations of Sublessor under this Sublease arising after the assignment.  .

19.           Indemnity.

19.1         Sublessee will indemnify, defend (by counsel reasonably acceptable to Sublessor), protect and hold Sublessor harmless from and against any and all claims, demands, losses, damages, costs and expenses (including attorneys’ fees) to the extent arising out of or relating to Sublessee’s breach or default under this Sublease or, to the extent incorporated herein, the Master Lease.

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19.2         Sublessor will indemnify, defend (by counsel reasonably acceptable to Sublessee), protect and hold Sublessee harmless from and against any and all claims, demands, losses, damages, costs and expenses (including attorneys’ fees) to the extent arising out of or relating to Sublessor’s breach or default under this Sublease, or, to the extent incorporated herein, or Master Lease.

19.3         Sublessor will indemnify, defend (by counsel reasonably acceptable to Sublessee), protect and hold Sublessee harmless from and against any and all losses, damages, costs and expenses (including attorneys’ fees) arising out of or related to demands, claims, or actions by any third party (including but not limited to Sublessee’s employees, contractors, invitees or agents) against Sublessee arising out of or related to the water line break and resulting flooding that occurred on the Premises on or about August 16-17, 2003.

19.4         Except as caused by Sublessor’s negligence or willful misconduct, Sublessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Sublessee, Sublessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places.  Sublessor shall not be liable for any damages arising from any act or neglect of any other tenant of Sublessor.  Notwithstanding Sublessor’s negligence or breach of this Sublease, Sublessor shall under no circumstances be liable for injury to Sublessee’s business or for any loss of income or profit therefrom.

20.           Covenant Of Quiet Enjoyment.  Subject to this Sublease terminating as provided herein or in the Master Lease, Sublessor represents that if Sublessee performs all the provisions in this Sublease to be performed by Sublessee, Sublessee shall have and enjoy throughout the term of this Sublease the quiet and undisturbed possession of the Premises by anyone claiming by or through Sublessor.

21.           Special Notice.  Should either party receive any notice of default under the Master Lease from Master Lessor, such party shall promptly cause a copy of such notice of default to be transmitted via facsimile to the other party at the fax number provided in Paragraph 24 below as well as mailing a copy to such other party at the addresses provided in Paragraph 24 below, provided that such requirement shall be deemed waived in any instance where the notice of default reflects on its face that it is being sent simultaneously to Sublessor and Sublessee.  Any further written communications between the parties and the Lessor regarding the status of the such default shall be similarly noticed via facsimile and mail as provided in this Paragraph.

22.           Notices.  All notices given under this Sublease must be in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides a receipt, or (d) by facsimile or telecopy, and such notices shall be addressed as follows, sent to the party at its address set forth in this Paragraph 24.  Either party may change these addresses by notice to the other party.  (Sublessee shall provide a fax number upon occupying the Premises.)

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Sublessor:	REMEC, INC
3790 Via de la Valle
Del Mar, CA 92014
Attn: Vice President, General Counsel
Fax: (858) 259-4186

Sublessee:	DIGIRAD, INC.
13950 Stowe Drive
Poway, CA. 92064
Attn.: Vice President, General Counsel
Fax:

23.           Attorneys’ Fees.  If there is any legal or arbitration action or proceeding between Sublessor and Sublessee to enforce any provision of this Sublease or to protect or establish any right or remedy of either Sublessor or Sublessee hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all direct costs and expenses, including reasonable attorneys’ fees incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorney’s fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.

24.           Authority.  Sublessor and Sublessee each represents and warrants to the other that it is authorized to execute and deliver and perform its obligations under this Sublease.  Each individual executing this Sublease on behalf of Sublessor and Sublessee, respectively, represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of the entity in accordance with its corporate bylaws and that this Sublease is binding upon the entity in accordance with its terms.

25.           Priority.  It is intended that the terms of this Sublease and the terms of the Master Lease as incorporated herein shall be read together to complement each other.  In the event of a conflict between the terms of this Sublease and the terms of the Master Lease provisions, the terms of this Sublease shall prevail.28.

26.           Successors and Assigns.  This Sublease shall be binding on and shall inure to the benefit of the parties and their successors and assigns.

27.           Severability.  If any term or provisions of this Sublease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby, and each term and provision of this Sublease shall be valid and be enforceable to the fullest extent permitted by law.

28.           Survival.  All representations, warranties, obligations and liabilities contained in this Sublease shall survive the expiration, termination or revocation of this Sublease.

29.           Counterparts; Facsimile Signatures.  This Sublease may be executed in two or more counterparts and all such counterparts shall constitute one instrument binding on the parties in accordance therewith.  This Sublease shall be deemed executed and delivered upon each

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party’s delivery of executed signature pages of this Sublease to each other party, which signature pages may be delivered by facsimile with the same force and effect as delivery of the originals (with original signatures to follow via overnight courier).

30.           Entire Agreement.  This Sublease constitutes the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein.  Except as otherwise provided herein, no subsequent change or addition to this Sublease shall be binding unless in writing and signed by the parties hereto.

31.           Attachments.  Attached hereto are the following, all of which constitute a part of this Sublease:

Exhibit A:               a plot plan depicting the Premises

Exhibit B:               a copy of the Master Lease

Exhibit C:               Lessor Consent Agreement

Exhibit D:               Tenant Improvements

Exhibit E:                Furniture Inventory

WHEREFORE, the Parties have executed this Sublease as of the date set forth in Paragraph 1 above.

REMEC, Inc. (“Sublessor”)

/s/ Thomas H. Waechter
By: Thomas H. Waechter
President and Chief Operating Officer

Digirad, Inc. (“Sublessee”)

/s/ David M. Sheehan
By: David M. Sheehan
President and Chief Executive Officer

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EXHIBIT “A”

SUBJECT PROPERTY

[Graphic]

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EXHIBIT “B”

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.             Basic Provisions (“Basic Provisions”)

1.1          Parties:  This Lease (“Lease”), dated for reference purposes only December 8, 1999, is made by and between Bill and Judy Young (“Lessor”) and Remec, Inc., a California corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2          Premises:  That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 13950 Stowe Drive, Poway, located in the County of San Diego, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) Approximately 60,244 square foot research & manufacturing facility known as Stowe Corporate Centre (“Premises”).  (See also Paragraph 2)

1.3          Term:  Ten (10) years and 0 months (“Original Term”) commencing March 1, 2000 (“Commencement Date”) and ending February 28, 2010 (“Expiration Date”).  (See also Paragraph 3)

1.4          Early Possession:  on or about December 10, 1999 (“Early Possession Date”).  (See also Paragraphs 3.2 and 3.3)

1.5          Base Rent:  $33,736.64 per month (“Base Rent”), payable on the first (1st) day of each month commencing March 1, 2000.  (See also Paragraph 4)

☐ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.  See Addendum

1.6          Base Rent Paid Upon Execution:  $33,736.64 as Base Rent for the period the first month (March 1, 2000 through March 31, 2000).

1.7          Security Deposit:  $ waived (“Security Deposit”).  (See also Paragraph 5)

1.8          Agreed Use:  General office, manufacturing and warehouse.  (See also Paragraph 6)

1.9          Insuring Party:  Lessor is the “Insuring Party” unless otherwise stated herein.  (See also Paragraph 8)

1.10        Real Estate Brokers:  (See also Paragraph 15)

(a)           Representation:  The following real estate brokers (collectively, the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

Initials /s/

☒ Business Real Estate Brokerage Co. represents Lessor exclusively (“Lessor’s Broker”);

☒ CB Richard Ellis represents Lessee exclusively (“Lessee’s Broker”); or

☐                                                                represents both Lessor and Lessee (“Dual Agency”).

(b)           Payment to Brokers:  Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of * % of the total Base Rent for the brokerage services rendered by the Brokers).  *See Addendum

1.11        Guarantor.  The obligations of the Lessee under this Lease are to be guaranteed by N/A (“Guarantor”).  (See also Paragraph 37)

1.12        Addenda and Exhibits.  Attached hereto is an Addendum or Addenda consisting of Paragraphs 1 through 8 and Exhibits A & B, all of which constitute a part of this Lease.

2.             Premises.

2.1          Letting.  Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.  Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon are not subject to revision whether or not the actual size is more or less.

2.2          Condition.  Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee within thirty (30) days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects.  If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor’s expense.  If, after the Start Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within (i) one year as to the surface of the roof and the structural portions of the roof, foundations and bearing walls, (ii) six (6) months as to the HVAC systems, (iii) thirty (30) days as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense.  See Addendum.

2.3          Compliance.  Lessor warrants that the improvements on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations, and ordinances (“Applicable Requirements”) in effect on the Start Date.  Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee.  NOTE:  Lessee is responsible for determining whether or not the zoning is appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed.  If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense.  If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense.  If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in paragraph 6.2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a)           Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two (2) years of this Lease and the cost thereof exceeds six (6) months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to six (6) months’ Base Rent.  If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter.  Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)           If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(c); provided, however, that if such Capital Expenditure is required during the last two (2) years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure.  If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid.  If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon thirty (30) days written notice to Lessor.

(c)           Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements.  If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

2.4          Acknowledgements.  Lessee acknowledges that:  (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.  In addition, Lessor acknowledges that:  (a) Broker has made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (b) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5          Lessee as Prior Owner/Occupant.  The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises.  In such event, Lessee shall be responsible for any necessary corrective work.

3.             Term.

3.1          Term.  The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2          Early Possession.  If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession.  All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period.  Any such early possession shall not affect the Expiration Date.

3.3          Delay In Possession.  Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date.  If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease.  Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises.  If possession is not delivered within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing within ten (10) days after the end of such sixty (60) day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder.  If such written notice is not received by Lessor within said ten 10 day period, Lessee’s right to cancel shall terminate.  Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee.  If possession of the Premises is not delivered within four (4) months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4          Lessee Compliance.  Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5).  Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance.  Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.             Rent.

4.1          Rent Defined.  All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2          Payment.  Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease) on or before the day on which it is due.  Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month.  Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing.  Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating.

5.             Security Deposit.  Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease.  If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof.  If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within ten 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease.  If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent.  Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof.  If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition.  Lessor shall not be required to keep the Security Deposit separate from its general accounts.  Within fourteen 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor.  No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.             Use.

6.1          Use.  Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose.  Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of, or causes damage to neighboring.  Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises.  If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in Use.

6.2          Hazardous Substances.

(a)           Reportable Uses Require Consent.  The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either:  (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof.  Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements.  “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties.  Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor.  In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)           Duty to Inform Lessor.  If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)           Lessee Remediation.  Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)           Lessee Indemnification.  Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties).  Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.  No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)           Lessor Indemnification.  Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees.  Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)            Investigations and Remediations.  Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment.  Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g)           Lessor Termination Option.  If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the date of such notice.  In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater.  Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment.  In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available.  If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3          Lessee’s Compliance with Applicable Requirements.  Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the premises, without regard to whether said Requirements are now in effect or become effective after the Start Date.  Lessee shall, within ten (10) days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4          Inspection; Compliance.  Lessor and Lessor’s “Lender” (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease.  The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority.  In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.

7.             Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1          Lessee’s Obligations.

(a)           In General.  Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises.  Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below.  Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.  Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b)           Service Contracts.  Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises:  (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers, (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor.

(c)           Replacement.  Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if the basic elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor’s accountants, with Lessee reserving the right to prepay its obligations at any time.

7.2          Lessor’s Obligations.  Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee.  It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3          Utility Installations; Trade Fixtures; Alterations.

(a)           Definitions.  Consent Required.  The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises.  The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises.  The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion.  “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).  Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent.  Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $50,000 in the aggregate or $10,000 in any one year.

(b)           Consent.  Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans.  Consent shall be deemed conditioned upon Lessee’s:  (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner.  Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials.  Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.  For work which costs an amount in equal to the greater of one month’s Base Rent, or $10,000, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c)           Indemnification.  Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein.  Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility.  If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.  If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same.  If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4          Ownership; Removal; Surrender; and Restoration.

(a)           Ownership.  Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises.  Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations.  Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)           Removal.  By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease.  Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c)           Surrender/Restoration.  Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted.  “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice.  Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee.  The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.             Insurance; Indemnity.

8.1          Payment For Insurance.  Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence.  Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term.  Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.

8.2          Liability Insurance.

(a)           Carried by Lessee.  Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an “Additional Insured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease.  The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder.  All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)           Carried by Lessor.  Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee.  Lessee shall not be named as an additional insured therein.

8.3          Property Insurance - Building, Improvements and Rental Value.

(a)           Building and Improvements.  The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender(s) insuring loss or damage to the Premises.  The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof.  If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor.  If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss.  Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S.  Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.  If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b)           Rental Value.  The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year.  Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.  Lessee shall be liable for any deductible amount in the event of such loss.

(c)           Adjacent Premises.  If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

8.4          Lessee’s Property/Business Interruption Insurance.

(a)           Property Damage.  Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations.  Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence.  The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.  Lessee shall provide Lessor with written evidence that such insurance is in force.

(b)           Business Interruption.  Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)           No Representation of Adequate Coverage.  Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5          Insurance Policies.  Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender.  Lessee shall not do or permit to be done anything which invalidates the required insurance policies.  Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance.  No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor.  Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders”

evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.  Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less.  If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6          Waiver of Subrogation.  Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein.  The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto.  The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7          Indemnity.  Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee.  If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense.  Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8          Exemption of Lessor from Liability.  Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places.  Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor.  Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9.             Damage or Destruction.

9.1          Definitions.

(a)           “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction.  Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b)           “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction.  Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)           “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)           “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)           “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2          Partial Damage - Insured Loss.  If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose.  Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs.  In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor.  If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect.  If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to:  (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or have this Lease terminate thirty (30) days thereafter.  Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction.  Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3          Partial Damage - Uninsured Loss.  If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either:  (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage.  Such termination shall be effective sixty (60) days following the date of such notice.  In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor.  Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment.  In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available.  If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4          Total Destruction.  Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction.  If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5          Damage Near End of Term.  If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one (1) month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage.  Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires.  If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.  If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6          Abatement of Rent; Lessee’s Remedies.

(a)           Abatement.  In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance.  All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)           Remedies.  If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice.  If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice.  If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect.  “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7          Termination-Advance Payments.  Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor.  Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8          Waive Statutes.  Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.          Real Property Taxes.

10.1        Definition of “Real Property Taxes.”  As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located.  The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.

10.2

(a)           Payment of Taxes.  Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease.  Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date.  Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid.  If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment.  If Lessee shall fail to pay any required Real Property taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

(b)           Advance Payment.  In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor’s option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either:  (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent.  If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent.  When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes.  If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations.  All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest.  In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may at the option of Lessor, be treated as an additional Security Deposit.

10.3        Joint Assessment.  If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4        Personal Property Taxes.  Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee.  When possible, Lessee shall cause such personal property to be assessed and billed separately from the real property of Lessor.  If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within ten (10) days after receipt of a written statement.

11.          Utilities.  Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.  If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12.          Assignment and Subletting.  SEE ADDENDUM

12.1        Lessor’s Consent Required.

(a)           Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b)           A change in the control of Lessee shall constitute an assignment requiring consent.  The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)           The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than twenty-five percent (25%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent.  “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d)           An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period.  If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either:  (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect.  Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

(e)           Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2        Terms and Conditions Applicable to Assignment and Subletting.

(a)           Regardless of Lessor’s consent, no assignment or subletting shall not:  (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)           Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment.  Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)           Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)           In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e)           Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 or ten percent (10%) of the current monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease.  Whichever is greater, as consideration for Lessor’s considering and processing said request.  Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

(f)            Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

12.3        Additional Terms and Conditions Applicable to Subletting.  The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)           Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent.  Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee.  Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease.  Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)           In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)           Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)           No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)           Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice.  The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.          Default; Breach; Remedies.

13.1        Default; Breach.  A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease.  A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)           The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)           The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Lessee.

(c)           The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Tenancy Statement, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.

(d)           A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e)           The occurrence of any of the following events:  (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C.  § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(f)            The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(g)           If the performance of Lessee’s obligations under this Lease is guaranteed:  (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2        Remedies.  If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals.  The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor.  If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check.  In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)           Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor.  In such event Lessor shall be entitled to recover from Lessee:  (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease.  The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%).  Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12.  If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit.  If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1.  In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)           Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations.  Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c)           Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3        Inducement Recapture.  Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease.  Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee.  The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4        Late Charges.  Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender.  Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount.  The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment.  Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.  In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5        Interest.  Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments.  The interest (“Interest”) charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law.  Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6        Breach by Lessor.

(a)           Notice of Breach.  Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor.  For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

(b)           Performance by Lessee on Behalf of Lessor.  In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent an amount equal to the greater of one month’s Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee’s right to reimbursement from Lessor.  Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.          Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs.  If more than ten percent (10%) of any building portion of the premises, or more than twenty-five percent (25%) of the land area portion of the premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation.  Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph.  All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor.  In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.          Brokerage Fees.  SEE ADDENDUM

15.1        Additional Commission.  In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that:  (a) if Lessee exercises any Option, (b) if Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the same Project, if any, within which the Premises is located, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.

15.2        Assumption of Obligations.  Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder.  Each Broker shall be a third party beneficiary of the provisions of Paragraphs 1.10, 15, 22 and 31.  If Lessor fails to pay to a Broker any amounts due as and for commissions pertaining to this Lease when due, then such amounts shall accrue Interest.  In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within ten (10) days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent.  In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker.

15.3        Representations and Indemnities of Broker Relationships.  Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm,

broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith.  Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16.          Estoppel Certificates.

(a)           Each Party (as “Responding Party”) shall within ten (10) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)           If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten (10) day period, the Requesting Party may execute an Estoppel Certificate stating that:  (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance.  Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c)           If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past three (3) years.  All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.          Definition of Lessor.  The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease.  In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor.  Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor.  Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.  Notwithstanding the above, and subject to the provisions of Paragaph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor’s interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.

18.          Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.          Days.  Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.          Limitation on Liability.  Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.          Time of Essence.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.          No Prior or Other Agreements; Broker Disclaimer.  This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.  Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises.  Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.  The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.          Notices.

23.1        Notice Requirements.  All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S.  Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23.  The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices.  Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice.  A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2        Date of Notice.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid.  Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier.  Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail.  If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.          Waivers.  No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.  The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee.  Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.          Recording.  Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes.  The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26.          No Right To Holdover.  Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease.  In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination.  Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.          Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.          Covenants and Conditions; Construction of Agreement.  All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.  In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease.  Whenever required by the context, the singular shall include the plural and vice versa.  This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.          Binding Effect; Choice of Law.  This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located.  Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.          Subordination; Attornment; Non-Disturbance.

30.1        Subordination.  This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof.  Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lessor’s Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease.  Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2        Attornment.  Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not:  (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month’s rent.

30.3        Non-Disturbance.  With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.  Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises.  In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee’s option, directly contact Lessor’s Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4        Self-Executing.  The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.          Attorneys’ Fees.  If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees.  Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.  The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense.  The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.  In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32.          Lessor’s Access; Showing Premises; Repairs.  Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary.  All such activities shall be without abatement of rent or liability to Lessee.  Lessor may at any time place on the Premises any ordinary “For Sale” signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary “For Lease” signs.  Lessee may at any time place on or about the Premises any ordinary “For Sublease” sign.

33.          Auctions.  Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent.  Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.          Signs.  Except for ordinary “For Sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent.  All signs must comply with all Applicable Requirements.

35.          Termination; Merger.  Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies.  Lessor’s failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.          Consents.  Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed.  Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor.  Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.  The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.  In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37.          Guarantor.

37.1        Execution.  The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2        Default.  It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide:  (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) a Tenancy Certificate, or (d) written confirmation that the guaranty is still in effect.

38.          Quiet Possession.  Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.          Options.  See Addendum

39.1        Definition.  “Option” shall mean:  (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2        Options Personal To Original Lessee.  Each Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3        Multiple Options.  In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4        Effect of Default on Options.

(a)           Lessee shall have no right to exercise an Option:  (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that

Lessee has been given three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

(b)           The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c)           An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) (ii) Lessor gives to Lessee three (3) or more notices of separate Default during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40.          Multiple Buildings.  If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will to pay its fair share of common expenses incurred in connection therewith.

41.          Security Measures.  Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same.  Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.          Reservations.  Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee.  Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.          Performance Under Protest.  If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum.  If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44.          Authority.  If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf.  Each party shall, within thirty (30) days after request, deliver to the other party satisfactory evidence of such authority.

45.          Conflict.  Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.          Offer.  Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party.  This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.          Amendments.  This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification.  As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48.          Multiple Parties.  If more than one person or entity is named herein as either Lessor or Lessee, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

49.          Mediation and Arbitration of Disputes.  An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☐ is not attached to this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION:  NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES.  THE PARTIES ARE URGED TO:

1.  SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.  RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES.  SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO:  THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING:  IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:		Executed at:
on:		On:
By LESSOR:		By LESSEE:
/s/ William Young
Bill Young		Remec, Inc., a California Corporation

By:	/s/ Judith Young	By:	/s/ Errol Ekaireb
Name Printed:	Judy Young	Name Printed:	Errol Ekaireb
Title:	(illegible)	Title:	President/Chief Operating Officer

By:		By:	/s/ Clark Hickock
Name Printed:		Name Printed:	Clark Hickock
Title:		Title:	Senior Vice President
Address: Mission Valley Cabinets		Address:
12254 Iavelli Way, Poway, CA 92064		San Diego, CA 92123
Telephone: (619) 748-1901		Telephone: (858) 560-
Facsimile: (619) 748-1941		Facsimile: (858)
Federal ID No.		Federal ID No.

NOTE:            These forms are often modified to meet the changing requirements of law and industry needs.  Always write or call to make sure you are utilizing the most current form:  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So.  Flower Street, Suite 600, Los Angeles, California 90017.  (213) 687-8777.  Fax No.  (213) 687-8616

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT
LEASE-NET DATED 12-13-99 BY AND BETWEEN BILL & JUDY YOUNG AS
LESSOR AND REMEC, INC., A CALIFORNIA CORPORATION AS LESSEE FOR
13950 STOWE DRIVE.

1.             1.5 Base Rent:  The Base Rent shall be adjusted annually based upon compounded three percent (3%) increases.

2.             Tenant Improvement Allowance:  Landlord shall provide a Tenant Improvement Allowance equal to two hundred eight thousand dollars ($208,000.00).  Tenant will present to Landlord for payment all receipts or invoices due.  Landlord will pay such bills on the 1st and 15th of each month starting December 30th.  Such amount not to exceed $208,000.  The Tenant Improvement Allowance shall be used to pay toward the cost associated with the construction of the Tenant Improvements as well as pay for the cost of all space planning, design and engineering, reimbursable costs, as well as permits/tees associated with Tenant Improvements.  Landlord and Tenant shall mutually agree to all tenant Improvements prior to construction of such tenant improvements.

3.             7. Through 10.  Operating Expenses:  This will be a “triple net” lease with Tenant responsible for property management and customary operating expense charges (which include, but are not limited to, Mello-Roos bond taxes, property taxes, insurance, and common area maintenance charges) and will be based on the actual expenses for the property.

For the first (1st) three (3) years of the initial lease term, Tenant shall not be obligated to pay any increase in real estate taxes due to a reassessment of the building resulting from (a) the sale or refinance of the building or (b) the sale or refinance of any interest therein or any change of ownership whatsoever.

4.             2.2 Premises Condition:  Tenant shall occupy the premises in a finished-shell condition. Landlord shall be responsible for providing 4,000 amp, 277/480 volt power electrical service, finished 9,700 square feet of mezzanine space (as currently exists), two (2) dock-high and four (4) grade-level loading doors, a fully paved and striped parking lot, a sprinkler system of 4.5 GPM/3,OOO square feet, and a generally clean premises prior to the commencement of the early occupancy period.  Landlord shall warrant that the shell premises complies with all local and state codes and regulations, including but not limited to ADA and Title 24.

Landlord will be responsible for all costs associated with base building/building shell compliance with the Americans With Disabilities Act (ADA).  Landlord, at Landlord’s sole cost and expense, shall be 100% responsible for the repair of any and all structural and/or latent defects in the base building over the term of the lease and the extension period(s) (if exercised by Tenant) as pertains to ADA.  Additionally, Tenant shall be responsible for ADA compliance pertaining to the tenant improvement construction.

Tenant shall provide its own tenant improvements to the premises, which shall include approximately 10,000 square feet of build-out office space as well as climate-controlled manufacturing space.  Tenant shall complete its tenant improvements with a licensed and bonded contractor in compliance with all local and state codes and regulations.

5.             Building Warranty:  For the first twelve (12) months of the lease term, Landlord shall warrant that the premises, the roof, windows and seals, mechanical items, and underground electrical and plumbing systems are in good condition.  In addition, Landlord shall provide workmanship warranty documentation pertaining to the roof and exterior walls to Tenant, and said warranties shall be transferable.

6.             12.  Assignment and Subletting:  Tenant shall have the right to sublease or assign any portion of the space to any related entity, parent company, subsidiary or affiliate without Landlord’s consent, provided that the entity shares at least fifty percent (50%) common ownership with Tenant.  Tenant shall have the right to sublease or assign any portion of the space to any other subtenant with Landlord’s written consent, which shall not be unreasonably withheld or delayed.

Tenant understands that any sublease or assignment of any portion of the premises shall not relieve Tenant of any of its obligations under the lease.  Any profits resulting from such sublease or assignment to an outside entity shall be split equally by Landlord and Tenant, after Tenant’s costs associated with subleasing.  (Including but not limited to commissions, etc.)

7.             Right of First Refusal to Purchase:  Tenant shall be granted a Continuous Non-Terminating Right of First Refusal to Purchase the property during years one (1), two (2) and three (3) of the initial Lease Term.  The purchase price during each period shall be as follows:

Purchase Price	Purchase Price Calculation
Year 1: $4,498,218	(60,244 square feet × $.56 per square foot per month × 12 ÷ 9%)
Year 2: $4,678,725	(60,244 square feet × $.576 per square foot per month × 12 ÷ 8.9%)
Year 3: $4,879,764	(60,244 square feet × $.594 per square foot per month × 12 ÷ 8.8%)

This Continuous Non-Terminating Right of First Refusal pricing structure is agreed to by Landlord and Tenant and shall not change regardless of any third party offering price.  Additionally, the prospective third party offer shall be legitimate in nature, bonafide, and in the form of a signed letter of intent.  Further said prospective third party offer shall be presented in its form (a copy) to Tenant for review and consideration.  Tenant shall then have ten (10) business days in which to respond of its intent to exercise said Continuous Non-Terminating Right of First Refusal to Purchase.  Such Continuous Non-Terminating Right of First Refusal shall terminate March 1, 2003.

Further, the purchase price paid by Tenant should they elect to purchase the building shall be equal to the pricing outlined in the above.

8.             Option to Renew:  Tenant shall have two (2) five (5) year options to extend the Lease at ninety five percent (95%) of fair market rent.  Fair market rent shall be determined by an MAI appraisal.  Tenant shall provide Landlord with four (4) months prior written notice of its intent to exercise each option.

9.             15.  Commissions:  Business Real Estate Represents Lessor and has a separate written Agreement with Lessor.  CB Richard Ellis, Inc., as Tenant’s representative, shall receive a leasing commission equal to one hundred thirty thousand five hundred thirty-four dollars and twenty-six cents ($130,434.26).  Business Real Estate and CB Richard Ellis shall not be entitled to any additional commissions if Tenant exercises the lease option.

Commissions to Business Real Estate and CB Richard Ellis shall be due and payable half upon mutual execution of the Lease, and half upon occupancy.  In addition, if Tenant exercises the Continuous Non-Terminating Right of First Refusal to purchase the building, then Business Real Estate and CB Richard Ellis, Inc.  shall not be entitled to a sales commission.

AGREED AND ACCEPTED:

	LESSOR	LESSEE

	Bill & Judy Young	Remec, Inc., a California Corporation

By:	/s/ William Young	By:	/s/ Errol Ekaireb
	Bill Young		Errol Ekaireb

Title:	Owner	Title:	President/Chief Operating Officer

Date:	12-13-1999	Date:	12/13/99

By:	/s/ Judith Young	By:	/s/ Clark Hickock
	Judy Young		Clark Hickock

Title:	Owner	Title:	Senior Vice President, B.O.

Date:	12-13-99	Date:	12/13/99

EXHIBIT “A”

SUBJECT PROPERTY

[Graphic]

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EXHIBIT B

BUSINESS REAL ESTATE BROKERAGE COMPANY

HAZARDOUS MATERIALS WARNING AND DISCLAIMER

(SALE AND/OR LEASE OF PROPERTY)

Re:  13950 Stowe Drive, Poway, CA 92064

Various materials utilized in the construction of any improvements to the Property may contain materials that have been or may in the future be determined to be toxic, hazardous or undesirable and may need to be specially treated, specially handled and/or removed from the Property.  For example, some electrical transformers and other electrical components can contain PCBs, and asbestos has been used in a wide variety of building components such as fire-proofing, air duct insulation, acoustical tiles, spray-on acoustical materials, linoleum, floor tiles and plaster.  Due to current or prior uses, the Property or improvements may contain materials such as metals, minerals, chemicals, hydrocarbons, biological or radioactive materials and other substances which are considered, or in the future may be determined to be, toxic wastes, hazardous materials or undesirable substances.  Such substances may be in above- and below-ground containers on the Property or may be present on or in soils, water, building components or other portions of the Property in areas that may or may not be accessible or noticeable.

Current and future federal, state and local laws and regulations may require the clean-up of such toxic, hazardous or undesirable materials at the expense of those persons who in the past, present or future have had any interest in the Property including, but not limited to, current, past and future owners and users of the Property.  Owners and Buyers/Lessees are advised to consult with independent legal counsel or experts of their choice to determine their potential liability with respect to toxic, hazardous, or undesirable materials.  Owners and Buyers/Lessees should also consult with such legal counsel or experts to determine what provisions regarding toxic, hazardous or undesirable materials they may wish to include in purchase and sale agreements, leases, options and other legal documentation related to transactions they contemplate entering into with respect to the Property.

The real estate salespersons and brokers in this transaction have no expertise with respect to toxic wastes, hazardous materials or undesirable substances.  Proper inspections of the Property by qualified experts are an absolute necessity to determine whether or not there are any current or potential toxic wastes, hazardous materials or undesirable substances in or on the Property.  The real estate salespersons and brokers in this transaction have not made, nor will they make, any representations, either express or implied, regarding the existence or nonexistence of toxic wastes, hazardous materials, or undesirable substances in or on the Property.  Problems involving toxic wastes, hazardous materials or undesirable substances can be extremely costly to correct.  It is the responsibility of the Owners and Buyers/Lessees to retain qualified experts to deal with the detection and correction of such matters.

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AMERICANS WITH DISABILITIES ACT DISCLOSURE

The United States Congress has enacted the Americans With Disabilities Act (the “ADA”), a federal law codified al 42 USC § 12101 et seq., which became effective January 26, 1992.  Owners and lessees are subject to this law which, among other things, is intended to make business establishments equally accessible to persons with a variety of disabilities.  Under this law, modifications to real property improvements may be required by owners and lessees.  Owners and lessees may delegate between themselves costs and responsibilities for meeting the requirements of the law but the fact that responsibilities have been allocated does not reduce or negate liability to an individual with a disability who files and wins a lawsuit.  Broker strongly recommends that owners and lessees consult design professionals, architects or attorneys to advise them with respect to the law’s applicability and to prepare, if necessary, any language in leases or other contracts.  The undersigned acknowledge that Broker is not qualified as an expert in this matter.

	OWNER		BUYER/LESSEE:

By:	/s/ William Young /s/ Judith Young	By:	/s/ illegible
	Bill & Judy Young		Remec, Inc., a California Corporation

Title:	Owner	Title:	Sr. V.P. Business Operations

Date:	Dec. 12, 1999	Date:	12/13/99

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EXHIBIT “C”

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (“Consent Agreement”) dated as of November 3, 2003, is made with reference to that certain sublease (the “Sublease”) of even date herewith by and between REMEC, Inc., a California corporation (“Tenant”), and Digirad Corporation., a Delaware corporation (“Sublessee”), and is entered into between the foregoing parties and Bill and Judi Young, jointly (“Landlord”), with reference to the following facts:

1.             Landlord and Tenant have previously entered into that certain master lease dated as of December 8, 1999 (the “Master Lease”) for Premises located at 13590 Stowe Drive, Poway, California (the “Premises”).  All capitalized terms defined in the Master Lease shall have the same meanings when used herein except as otherwise provided.

2.             Tenant and Sublessee wish to enter into the Sublease respecting the Premises described therein (the “Sublease Premises”).

3.             The Master Lease provides that Tenant may not enter into any sublease without Landlord’s prior written approval.

4.             Landlord hereby consents to the subletting of the Sublease Premises by Tenant to Sublessee pursuant to the terms of the Sublease subject to the following terms and conditions:

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.             Pursuant to Section 12 of the Master Lease, Landlord hereby acknowledges that Landlord has reviewed the terms and conditions of the Sublease and hereby consents to the Sublease.  Except as set forth herein, neither the Master Lease, the Sublease nor this Consent shall be deemed to grant Sublessee any rights whatsoever against Landlord.  Sublessee hereby acknowledges and agrees that, except as set forth herein, its sole remedy for any alleged or actual breach of its rights in connection with the Sublease Premises shall be solely against Tenant.

2.             This Consent shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall this Consent change, modify or amend the Master Lease in any manner.  Tenant shall be and remain liable and responsible for the due keeping, performance and observance throughout the term of the Master Lease, of all of the covenants and agreements therein set forth on the part of Tenant to be kept, preformed and observed, including without limitation the obligation for the payment of the fixed rent, additional rent and all other sums now and/or hereinafter becoming payable thereunder, expressly including as such additional rent, any and all charges for any property, material, labor, utility or other services furnished or rendered by Landlord in or in connection with the Sublease Premises demised by the Master Lease, whether for, or at the request of, Tenant or Sublessee.

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3.             The Sublease shall be subject and subordinate at all times to the Master Lease, and to all of the covenants and agreements of the Master Lease and of this Consent, and Sublessee shall not do, permit or suffer anything to be done in, or in connection with, Sublessee’s use or occupancy of the portion of the Sublease Premises so sublet which would violate any such covenants and agreements.  Landlord shall have the right, but not the obligation, to enforce the provisions of the Sublease, including collection of rent reserved thereunder.

4.             Subject to Paragraph 5 below, this Consent shall not be construed as consent by the Landlord to, or as permitting, any further subletting or any assignment by either Tenant or Sublessee.

5.             Landlord hereby agrees that Sublessee shall have the right, without Landlord’s consent (which is required pursuant to the terms of the Master Lease), to assign the Sublease or to sublet all or a portion of the Premises to a person or entity which is an Affiliate of Sublessee or which results (whether through operation of law or otherwise) from a merger or consolidation with Sublessee, or to any person or entity which acquires all the assets of Sublessee as a going concern in the business that is being conducted on the Premises (a “Permitted Transfer”), provided such entity (a “Permitted Transferee”), in the case of an assignment, assumes all the obligations of Sublessee under the Sublease.  For purposes hereof, “Affiliate” shall mean any person, entity, firm or corporation which shall be controlled by, under the control of, or under common control with Sublessee, and “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, entity, fmn or corporation, whether through the ownership of voting securities, by contract or otherwise.  In the event Sublessee is a publicly traded corporation, the sale of stock alone shall not be deemed to constitute an assignment or transfer of the Sublease.  Irrespective of any such assignment, Sublessee shall remain liable for the full and faithful performance of each and every covenant to be performed by Sublessee.

6.             The Sublease Premises so sublet shall (subject to all of the covenants and agreements of the Master Lease) be used solely for office, manufacturing, warehouse, assembly of research & development, and for no other purpose.

7.             (a)           In the event of Master Lease Termination (as hereinafter defined) prior to the termination of the Sublease, Landlord shall recognize the Master Lease as a direct lease between Landlord and Sublessee and shall not disturb Sublessee’s possession of the Subleased Premises, and Sublessee agrees to attorn to Landlord and to recognize Landlord as Sublessee’s landlord under the Master Lease and the Sublessee as the tenant under the Master Lease, upon the terms and conditions and at the rental rate specified in the Master Lease.  Sublessee agrees to execute and deliver at any time and from time to time, upon request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment or assignment.  Landlord shall not (i) be liable to Sublessee for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Sublessee might have against Tenant, (iii) be bound by any rent or additional rent which Sublessee might have paid in advance to Tenant, or (iv) be bound to honor any rights of Sublessee in any security deposit made with Tenant except to the extent Tenant has turned over such security deposit to Landlord.  Tenant hereby agrees that in the event of Master Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposit, rent or other sums then held by Tenant.  Subject to subparagraph (c) below, in

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the event of a Master Lease Termination, Sublessee hereby covenants and agrees to make full and complete attornment to Landlord (as substitute Sublessor and Sublessee) upon the terms, covenants and conditions of the Master Lease so as to establish direct privity of estate and contract between Landlord and Sublessee with the same force and effect as though the Master Lease, were originally made directly between Landlord and Sublessee.  Sublessee will thereafter make all payments directly to Landlord.

(b)           “Master Lease Termination” means any event, which by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease to be terminated, expired, be cancelled, be foreclosed against, or otherwise come to an end, including but not limited to (1) a default by Tenant under the Master Lease of any of the terms or provisions thereof; or (2) the termination of Tenant’s leasehold estate by dispossession proceeding, such as bankruptcy or otherwise, or (3) an agreement (oral or written) between Landlord and Tenant to terminate the Master Lease without Sublessee’s consent.

(c)           Notwithstanding anything to the contrary contained in this Paragraph 7, Landlord and Tenant hereby agree that Landlord and Tenant shall not amend, modify or terminate the Master Lease without Sublessee’s consent.  In the event of a Master Lease Termination, Tenant shall indemnify and hold Sublessee harmless from any and all damages (including but not limited to reasonable attorneys’ fees) suffered by Sublessee as a result of Sublessee having to assume Tenant’s obligation under the Master Lease, including, without limitation, the difference in rent between the Master Lease and the Sublease and any obligations assumed by Sublessee under the Master Lease which were not Sublessee’s responsibility under the Sublease.

(d)           Notwithstanding anything to the contrary contained in Paragraph 7, Sublessee shall have the right, but not the obligation, to cure any default by Tenant under the Master Lease on Tenant’s behalf, subject to Tenant’s reimbursement of Sublessee’s expenses as specified in Paragraph 16.1 of the Sublease.

(e)           In the event of attornment hereunder, Landlord’s liability shall be limited to matters arising during Landlord’s ownership of the Premises and as set forth herein, and in the event that Landlord (or any successor owner) shall convey or dispose of the Premises to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Consent or the Sublease to be performed by Landlord which first arise after the date of conveyance, including the return of any security deposit, and Tenant shall attorn to such other party, and Landlord (or such successor owner) shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred.  The liability of Landlord to Sublessee for any default by landlord under this Consent or the Sublease after such attornment, or arising in connection with Landlord’s operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Premises or the Sublease Premises, shall be limited to the interest of the Landlord in the Premises (and proceeds thereof).

8.             In addition to Landlord’s rights under Section 7 hereof, in the event Tenant is in default under any of the terms and provisions of the Master Lease, Landlord may elect to receive directly from Sublessee all sums due or payable to Tenant by Sublessee pursuant to the Sublease,

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and upon receipt of Landlord’s notice, Sublessee shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant.

9.             Sublessee hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Master Lease and agrees not to do or omit to do anything which would cause Tenant to be in breach of the Master Lease.

10.           Notwithstanding the terms of the Master Lease, Tenant hereby assigns to Sublessee Tenant’s right to extend the term of the Master Lease pursuant to the two renewal options set forth in Section 8 of the Addendum to the Master Lease on the same terms and conditions as set forth therein.  Landlord hereby consents to and agrees that Sublessee shall be entitled to exercise Tenant’s right to extend the term of the Master Lease pursuant to the two renewal options set forth in Section 8 of the Addendum to the Master Lease on the same terms and conditions as set forth therein.  Further, Landlord and Tenant agree that the tenancy created between Landlord and Subtenant during the lease term renewal periods shall be governed by the terms and conditions contained in the Master Lease, and that during said lease term renewal periods, Landlord and Subtenant shall recognize the Master Lease as a direct lease between Landlord and Sublessee.  In such event, Tenant shall be released from all further liability under the Master Lease.

11.           Landlord and Tenant hereby consent to Sublessee constructing the tenant improvements in a form and manner substantially as attached hereto as Exhibit A (“Tenant Improvements”) and hereby waive the requirement set forth in Section 7.3(b) of the Master Lease for Sublessee to deliver a lien and completion bond or additional Security Deposit to Landlord or Tenant in connection with the construction of the Tenant Improvements.

12.           Landlord and Tenant hereby acknowledge that prior to the commencement date of the Sublease, portions of the Premises were damaged by flood (“Flood Damage”).  Landlord and Tenant hereby acknowledge and agree that Sublessee’s only obligation to surrender the Premises to Tenant (or Landlord, if applicable) on the expiration or termination date of the Sublease is to surrender the Premises in as good condition as received on the commencement date of the Sublease, wear and tear, casualty and condemnation excepted, and that Sublessee shall have no obligation to repair or remediate the Flood Damage or surrender the Premises on the termination or expiration of the Sublease with the Flood Damage repaired or remediated.

13.           In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party agrees to pay the prevailing party all costs, expenses and reasonable attorney’s fees incurred therein by the successful party, which shall be included as a part of the judgment therein rendered.

14.           This Consent Agreement shall be binding upon and inure to the benefit of the parties’ respective successors and assigns, subject to all agreements and restrictions contained in the Master Lease, the Sublease and herein with respect to subleasing, assignment, or other transfer.  The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or

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oral, inconsistent herewith.  No amendment, modification or change therein will be effective unless Landlord shall have given its prior written consent thereto.  This Consent Agreement may be amended only in writing, signed by all parties hereto.  This Consent Agreement may be executed in counterpart, and as so executed shall be considered as one instrument.

15.           Notices required or desired to be given hereunder shall be effective either upon personal delivery or three (3) days after deposit in the United States mail, by certified mail, return receipt requested, addressed to the Landlord at the address set forth above, or to Tenant or Sublessee at the address of the Premises or of the Sublease Premises, respectively.  Any party may change its address for notice by giving notice in the manner hereinabove provided.

16.           As a condition to the effectiveness of Landlord’s consent to the Sublease, and whether or not Landlord shall grant consent, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable legal fees incurred by Landlord in connection with the proposed transfer, within thirty (30) days after written request by Landlord.  Landlord’s acceptance of such fees shall impose no duty on Landlord to approve to execute the Sublease.  Tenant shall also promptly pay Landlord any share of bonus rents, or other items required under the Master Lease in connection with subleases.

17.           Tenant and Sublessee agree to indemnify and hold Landlord and Landlord’s Lender, Great Southern Life Insurance Company, and their successors and assigns harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys’ fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder’s fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings, or (iii) in any way arising out of or related to Sublessee’s use of the Premises, including but not limited to Sublessee’s use or storage of hazardous or radioactive materials.  Additionally, Sublessee agrees to cause Tenant and Landlord to be named as additional insureds on any and all policies of insurance required under the Sublease, and to provide Tenant and Landlord with copies of said policies upon request.

18.           Tenant agrees to hold any and all payments due under the Sublease as a trust fund to be applied first to the satisfaction of all of Tenant’s obligations under the Master Lease and hereunder before using any part thereof for any other purpose.

19.           Tenant and Sublessee have represented that the Sublease attached hereto as Exhibit B is a true and complete copy of the Sublease, and agree that a true and complete copy of each amendment thereto shall be delivered to Landlord within ten (10) days after the execution and delivery thereof by the parties thereto, it being understood that Landlord shall not be deemed to be a party to said Sublease or any other amendment nor bound by any of the covenants or agreements thereof, and that neither the execution and delivery of this Consent, nor the receipt by Landlord of a copy Sublease or of a copy of any such amendment, shall be deemed to change any provision of this Consent or to be a consent to, or an approval by Landlord of any covenants or agreement contained in said Sublease or any such amendment.

20.           Tenant has agreed to give Landlord notice within ten (10) days following the date any one or more of the following conditions arise:

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(a)           The Sublease expires or is terminated;

(b)           The rent due pursuant to the Sublease is adjusted; or

(c)           The term of the Sublease is modified.

21.           To the best of Landlord’s knowledge, there is presently no default on the part of Tenant under the Master Lease and the Master Lease is currently in full force and effect.

22.           Tenant has properly paid all sums and performed all obligations which are required to be paid or performed under the Master Lease on the part of Tenant as of the date hereof.

REMAINDER OF PAGE INTENTIONALLY BLANK

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23.           Sublessee agrees to give written notice to Tenant and Landlord within three (3) days of any incident arising in any way from Sublessee’s use on the Premises of any radioactive material where any state, local, or federal agency was notified, or was required to be notified.  Further, Sublessee agrees to provide Tenant and Landlord with copies of all policies and procedures that Sublessee has in place for the handling, storage, use, and disposal of any radioactive materials that may be used or stored on the Premises, and to provide Tenant and Landlord with updates of those policies and procedures upon request.  Additionally, Sublessee agrees to provide Tenant and Landlord with copies of any inspection or clearance reports produced for any governmental agencies, or at the request of Sublessee, prior to or at vacation of the premises by Sublessee.

IN WITNESS WHEREOF, the following parties have executed this Consent to Sublease as of the date first written above.

LANDLORD:

Bill Young and Judi Young

/s/ Bill Young
Bill Young

/s/ Judi Young
Judi Young

TENANT: REMEC, Inc.

/s/ Thomas H. Waechter
By: Thomas H. Waechter, President and Chief Operating Officer

SUBLESSEE: Digirad, Inc.

/s/ David M. Sheehan
By: David M. Sheehan, President and Chief Executive Officer

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EXHIBIT “D”

DIGIRAD’S FUNCTIONAL BLOCKPLAN 10/20/03

[Graphic]

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EXHIBIT E

Remec Systems Furniture	Conducted by Jason Battenfield — Office Furniture Outlet 9/8/2003
Inventory

Tayco Panel Inventory	All Panels are 66” tall

	Panel Width	Qty
	36”	3
	48”	31
	60”	53	six are in a different fabric
	72”	20

Tayco Overhead Bin	36” wide	43

Mavarick Desk with Return	Left	26	Desks are free-standing
	Right	20	Desks are free-standing

Mavarick Bookcases	Height
	48”	2
	60”	6
	72”	12	one damaged

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